Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Group Inc. Debenture Backed
Series 2004-2
80411U207
80411UAA6
Distribution Date August 15, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Principal
Payment
Ending Principal
Amount
Fixed Rate
Accrual
Days
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due and
Unpaid
Total
Distribution
$ 30,000,000.00 $0.00 $ 30,000,000.00 5.75000% 180 30/360 $ 862,500.00
$0.00
$ 862,500.00
$ 1,462,500.00 $0.00 $ 1,462,500.00 36.58/unit n/a n/a $ 53,500.00
$0.00
$ 53,500.00
Additional Information
$2,000.00
$750.00
Underlying Security Goldman Sachs Group Inc 6.125% Debentures due Feb 15, 2033
Cusip
CUSIP Moody's S & P Moody's Date S & P Date
80411U207 Aa3 A+ A3 22-Jun-12 A- 16-Dec-11
80411UAA6
Aa3 A+ A3 22-Jun-12 A- 16-Dec-11
Underlying Security
Aa3 A+ A3 21-Jun-12 A- 29-Nov-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
38141GCU6
$30,000,000.00
6.12500%
$918,750.00
Current Ratings
Expense Account Deposit
Original Ratings
15th of Feb/Aug or NBD
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees
CLASS A CUSIP NO.
CLASS B CUSIP NO.